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                                                                   EXHIBIT 99(b)


                               STATE OF MICHIGAN

                  BEFORE THE MICHIGAN PUBLIC SERVICE COMMISSION

In the matter of the application of         )
CONSUMERS ENERGY COMPANY                    )
for determination of net stranded costs for )                 Case No. U-13720
the year 2002 and for approval of net       )
stranded cost recovery charges.             )
--------------------------------------------)


                     APPLICATION OF CONSUMERS ENERGY COMPANY


                  Consumers Energy Company ("Consumers Energy") applies for approval of a determination of its net stranded costs for the year 2002, and for approval of stranded cost recovery charges to recover those costs. In support of this relief, Consumers Energy says as follows:

                  1. Consumers Energy is a public utility engaged in, among other things, the generation, purchase, distribution and sale of electric energy to approximately 1.6 million retail customers in the lower peninsula of the State of Michigan.

                  2. Consumers Energy's retail electric business is subject to the jurisdiction of the Michigan Public Service Commission ("Commission") pursuant to certain provisions of 1939 PA 3, as amended by various acts, including 2000 PA 141, MCL 460.1 et seq; MSA 22.23(1) et seq; 1909 PA 106, as amended, MCL 460.551 et seq; MSA 22.151 et seq; and 1909 PA 300, as amended, MCL
462.2 et seq; MSA 22.21 et seq.

                  3. In an order issued December 20, 2001 in Case No. U-12639, the Commission adopted a methodology for calculating net stranded costs. That methodology requires an annual calculation of net stranded costs, and the establishment of a charge to recover such costs. In an order issued December 20, 2002 in Case No. U-13380, the Commission issued a further order



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addressing stranded costs for 2000 and 2001. Rehearing petitions have been filed in Case No. U-13380, and are pending before the Commission at this time.

                  4. Consumers Energy has applied the stranded cost methodology utilized by the Commission in Case Nos. U-12639 and U-13380 to actual 2002 results. Because of some uncertainty concerning the proper treatment of certain issues, Consumers Energy has made several alternative calculations, which are described as follows:

                  (A) One of the issues raised in the rehearing petitions concerns the proper treatment of costs associated with Clean Air Act capital expenditures. For purposes of one of its alternative calculations for 2002, Consumers Energy has, consistent with a July 10, 2002 Commission order in Case No. U-13380, removed such costs from the stranded cost calculation. This approach presumes that the Commission provides an alternative means of recovering such costs, as was indicated in the July 10, 2002 U-13380 order. Consumers Energy has filed, in Case No. U-13715, an application seeking authorization to recover these costs via the securitization procedure outlined in 2000 PA 141 and 2000 PA 142. MCL 460.10 et seq. Assuming that the Commission grants the relief sought in Case No. U-13715 with respect to these Clean Air Act costs, their removal from the stranded cost calculation for 2002 would be appropriate. If the relief sought in Case No. U-13715 is not granted, these Clean Air Act costs should be included in the stranded cost calculation made for 2002.

                  (B) In Case No. U-13715, Consumers Energy is also seeking approval to utilize the securitization procedure to recover post-2000 capital expenditures made at the Palisades Nuclear Plant. In Case No. U-12505, the Commission approved the classification of Palisades capital investments made through December 31, 2000 as regulatory assets, and also approved the recovery of those capital investments via the securitization procedure. In Case No. U-13715, Consumers Energy is seeking the same treatment of capital investments made at


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Palisades since 2000. If this relief is granted, such costs should be removed from the stranded cost calculation for 2002. If the relief sought in Case No. U-13715 with respect to these Palisades capital investments is not granted, they should be included in the 2002 stranded cost calculation.

                  5. If both Clean Air Act costs and post-2000 Palisades capital investments are also removed from the stranded cost calculation because they will be recovered as proposed in Case No. U-13715, Consumers Energy calculates that it incurred $30,973,000 in net stranded costs in 2002. Because of the lag associated with the recovery of this amount (incurred in 2002, but unlikely to be recovered prior to 2004), it is appropriate to add carrying costs, which would increase this amount to approximately $35,461,000. The net stranded cost recovery charge necessary to recover this amount, assuming a recovery period of January 1, 2004 through December 31, 2004, is $0.008867 per kilowatt-hour.

                  6. Assuming that only the Clean Air Act costs are removed from the stranded cost calculation, Consumers Energy calculates that it incurred $43,496,000 of net stranded costs in 2002. Adding carrying costs would increase this amount to $49,799,000. The net stranded cost recovery charge necessary to recover this amount, assuming a recovery period of January 1, 2004 through December 31, 2004, is $0.012452 per kilowatt-hour.

                  7. If the relief sought in Case No. U-13715 is denied with respect to the Clean Air Act and Palisades capital investments, and these costs are included in the 2002 stranded cost calculation, Consumers Energy calculates that it incurred $90,195,973 in net stranded costs in 2002. Adding carrying costs would increase this amount to $103,265,369. The net stranded cost recovery charge necessary to recover this amount, assuming a recovery period of January 1, 2004 through December 31, 2004, is $0.025821 per kilowatt-hour.



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                  8. An exhibit showing the above calculations in more detail is attached to this Application as Exhibit 1.

                  9. In the December 20, 2002 order in Case No. U-13380, the Commission directed Consumers Energy to "file an accounting of the specific sources and applications of all excess securitization savings it has realized since the issuance of its securitization bonds" (i.e., those savings in excess of those used to offset the 5% residential rate reduction imposed by 2000 PA 141 that have resulted from the issuance of securitization bonds approved in Case No. U-12505). Attached to this Application as Exhibit 2 is an accounting that summarizes the excess securitization savings realized from the time the bonds were issued through December 31, 2002. The total excess savings realized during this period was $4,712,000. In the October 24, 2000 Case No. U-12505 order, the Commission directed Consumers Energy to apply 50% of the excess savings to reductions in distribution charges for non-residential customers and 50% to reduction in the charges developed to recover stranded costs. Exhibit 2 shows that retail open access ("ROA") customers have, through December 31, 2002, been provided "offsets" to securitization charges that total $3,160,000. It is Consumers Energy's position that these offsets are unlawful, and this issue is on appeal in Court of Appeals No. 241990 (consolidated with No. 241991, an appeal of The Detroit Edison Company), and has been raised in rehearing petitions in Case No. U-13380. In any event, even if application of some portion of the excess securitization savings as an offset to securitization charges for ROA customers is lawful, Exhibit 2 shows that the amount that was provided to ROA customers in this manner through December 31, 2002 is $3,160,000, which exceeds 50% of the total excess savings that were actually available by $804,000. Thus, any future allocation of excess savings must take this historical over-allocation to ROA customers into account. In this case, Consumers Energy proposes to follow the allocation procedure ordered by the Commission in the irrevocable



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financing order issued in Case No. U-12505, and split the excess savings from the U-12505 securitization bonds 50-50 between distribution rate reductions for non-residential customers and reductions in the charges developed to recover net stranded costs. Because 50% of the excess savings from the U-12505 securitization realized from date of bond issuance to December 31, 2002 have already been utilized in providing securitization charge offsets through December 31, 2002, and because it is appropriate to align the use of excess securitization savings realized in 2002 with the stranded costs incurred in 2002, there are no excess securitization savings available to reduce the 2002 stranded cost charge.

                  WHEREFORE, Consumers Energy Company respectfully requests that the Commission grant the following relief:

                  (A) Determine that the net stranded costs for Consumers Energy in 2002 were $35,461,000, assuming that the Clean Air Act costs and post-2000 Palisades capital investments are securitized as proposed in Case No. U-13715, and approve a corresponding recovery charge of $0.008867;

                  (B) Determine that the net stranded costs for Consumers Energy in 2002 were $49,799,000, assuming that the Clean Air Act costs are securitized as proposed in Case No. U-13715, and approve a corresponding recovery charge of $0.012452;

                  (C) Determine that the net stranded costs for Consumers Energy in 2002 were $103,265,369, assuming that neither the Clean Air Act costs nor post-2000 Palisades capital investments are securitized as proposed in Case No. U-13715, and approve a corresponding recovery charge of $0.025821;



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                  (D) Approve the determination of the excess securitization savings shown on Exhibit 2 to this Application, and approve the use of such savings in the manner described in this Application.

                  (E) Grant such other and further relief as is appropriate and lawful.

                                             Respectfully submitted,
                                             CONSUMERS ENERGY COMPANY

Dated:  March 4, 2003                    By: /s/ John G. Russell
                                             -----------------------------------
                                             John G. Russell
                                             President-Electric
                                             Consumers Energy Company

/s/ Jon R. Robinson
-----------------------------------
Jon R. Robinson
212 West Michigan Avenue
Jackson, Michigan  49201
(517) 788-0698
Attorney for Consumers Energy Company




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